Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☑

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(State of incorporation	(I.R.S. employer identification no.)
if not a U.S. national bank)

303 Peachtree Street	30308
30th Floor	(Zip Code)
Atlanta, Georgia
(Address of principal executive offices)

Patricia Spruell
SunTrust Bank
25 Park Place, N.E.
24th Floor
Atlanta, Georgia 30303-2900
(404) 588-7273
(Name, address and telephone number of agent for service)

THE RYLAND GROUP, INC.

(Exact name of obligor as specified in its charter)

Maryland	52-0849948
(State or other jurisdiction of	(IRS employer identification no.)
incorporation or organization)

CONVEST MANAGEMENT CORPORATION

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-152995 (IRS employer identification no.)

MOORE’S ORCHARD, LLC

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-2306873 (IRS employer identification no.)

RH AT EMORY GROVE, LLC

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	41-2069948 (IRS employer identification no.)

RH AT MOUNT HEBRON, LLC

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-2293789 (IRS employer identification no.)

RH BUILDERS OF INDIANA, INC.

(Exact name of obligor as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1969234 (IRS employer identification no.)

RH INVESTMENT OF INDIANA, INC.

(Exact name of obligor as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1969241 (IRS employer identification no.)

RH OF INDIANA, L.P.

(Exact name of obligor as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1968182 (IRS employer identification no.)

RH OF MARYLAND, LLC

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	59-2204006 (IRS employer identification no.)

RH OF TEXAS LIMITED PARTNERSHIP

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	74-2664253 (IRS employer identification no.)

RH ORGANIZATION, INC.

(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-4868585 (IRS employer identification no.)

RYLAND COMMUNITIES, INC.

(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-1741950 (IRS employer identification no.)

RYLAND GOLF COURSE AT THE COLONY, INC.

(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	52-2201187 (IRS employer identification no.)

RYLAND HOMES INVESTMENT-TEXAS, INC.

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1816608 (IRS employer identification no.)

RYLAND HOMES NEVADA, LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-0600913 (IRS employer identification no.)

RYLAND HOMES OF TEXAS, INC.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2473699 (IRS employer identification no.)

RYLAND HOMES OF ARIZONA, INC.

(Exact name of obligor as specified in its charter)

Arizona (State or other jurisdiction of incorporation or organization)	86-0785389 (IRS employer identification no.)

RYLAND HOMES OF CALIFORNIA, INC.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2635472 (IRS employer identification no.)

RYLAND ORGANIZATION COMPANY

(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-4868586 (IRS employer identification no.)

RYLAND VENTURES, INC.

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1624303 (IRS employer identification no.)

RYLAND VENTURES II, INC.

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-2243024 (IRS employer identification no.)

RYLAND VENTURES III, INC.

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1733016 (IRS employer identification no.)

RYLAND VENTURES IV, INC.

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	95-4869155 (IRS employer identification no.)

THE REGENCY ORGANIZATION, INC.

(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-2367217 (IRS employer identification no.)

THE RYLAND CORPORATION

(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-4868582 (IRS employer identification no.)

24025 Park Sorrento, Suite 400 Calabasas, California (Address of principal executive offices)	91302 (Zip Code)

Debt Securities; Common Stock, Par Value $1.00; Preferred Stock, Par Value $1.00;
Depositary Shares; Stock Purchase Units; Stock Purchase Contracts; Guarantees of Debt Securities;
Warrants to Purchase Debt Securities, Common Stock or Preferred Stock
pursuant to Registration Statements (Nos. 333-100167, 333-113756 and 333-_____)
(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee:

	(a )	Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,
State of Georgia
Atlanta, Georgia

Federal Reserve Bank of Atlanta
104 Marietta Street, N.W.
Atlanta, Georgia

Federal Deposit Insurance Corporation
Washington, D.C.

	(b )	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15	No responses are included for Items 3 through 15. As provided in General Instruction B, responses to those Items are not required because the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

	(1)	A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect (Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

	(2)	A copy of the certificate of authority of the trustee to commence business (Included in Exhibit 1).

	(3)	A copy of the authorization of the trustee to exercise corporate trust powers (Included in Exhibit 1).

	(4)	A copy of the existing by-laws of the trustee as now in effect (Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

	(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2004.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and the State of Georgia, on the 17th day of December, 2004.

SUNTRUST BANK

By:	/s/ Patricia Spruell Patricia Spruell Vice President

EXHIBIT 1 TO FORM T-1

ARTICLES OF ASSOCIATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.)

EXHIBIT 2 TO FORM T-1

CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS

(Included in Exhibit 1)

EXHIBIT 3 TO FORM T-1

AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE
CORPORATE TRUST POWERS

(Included in Exhibit 1)

EXHIBIT 4 TO FORM T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.)

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of up to $350,000,000 of Debt Securities, Common Stock, par value $1.00, Preferred Stock, par value $1.00, Depositary Shares, Stock Purchase Units, Stock Purchase Contracts, Guarantees of Debt Securities and Warrants to Purchase Debt Securities, Common Stock or Preferred Stock by The Ryland Group, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ Patricia Spruell Patricia Spruell Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION
(ATTACHED)

SunTrust Bank	FFIEC 031
ATLANTA	Consolidated Report of Condition
Certificate Number: 00867	for September 30, 2004

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for September 30, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC — Balance Sheet	C400

Dollar Amounts in Thousands

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):	RCFD

a. Non-interest bearing balances and currency and coin (1)	0081	3,647,232	1.a

b. Interest-bearing balances (2)	0071	23,191	1.b

2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a

b. Available-for-sale securities (from Schedule RC-B, column D)	1773	22,069,096	2.b

3. Federal funds sold and securities purchased under agreements to resell:	RCON

a. Federal funds sold in domestic offices	B987	397,175	3.a

	RCFD

b. Securities purchased under agreements to resell (3)	B989	3,728,753	3.b

4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	5369	4,602,916	4.a

b. Loans and leases, net of unearned income	B528	84,567,508	4.b

c. LESS: Allowance for loan and lease losses	3123	887,706	4.c

d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	83,679,802	4.d

5. Trading assets (from Schedule RC-D)	3545	1,203,501	5

6. Premises and fixed assets (including capitalized leases)	2145	1,385,939	6

7. Other real estate owned (from Schedule RC-M)	2150	15,593	7

8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8

9. Customers’ liability to this bank on acceptances outstanding	2155	12,465	9

10. Intangible assets:			10
a. Goodwill	3163	886,405	10.a

b. Other intangible assets from Schedule RC-M	426	617,641	10.b

11. Other assets (from Schedule RC-F)	2160	4,019,085	11

12. Total assets (sum of items 1 through 11)	2170	126,288,794	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Include time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SunTrust Bank	FFIEC 031
Certificate Number: 00867

Schedule RC — Continued

Dollar Amounts in Thousands

LIABILITIES
13. Deposits:	RCON

a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):	2200	78,538,237	13.a

(1) Noninterest-bearing (1)	6631	11,287,963	13.a.1

(2) Interest-bearing	6636	67,250,274	13.a.2

b. In foreign offices, Edge and Agreement subsidiaries, and IBFs	RCFN

(from Schedule RC-E, part II)	2200	6,926,225	13.b

(1) Noninterest-bearing	6631	0	13.b.1

(2) Interest-bearing	6636	6,926,225	13.b.2

14. Federal funds purchased and securities sold under agreements to repurchase:	RCON

a. Federal funds purchased in domestic offices (2)	B993	3,283,337	14.a

	RCFD

b. Securities sold under agreements to repurchase (3)	B995	8,189,814	14.b

15. Trading liabilities (from Schedule RC-D)	3548	806,764	15

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	13,070,602	16

17. Not applicable 18. Bank’s liability on acceptances executed and outstanding	2920	12,465	18

19. Subordinated notes and debentures (4)	3200	2,149,421	19

20. Other liabilities (from Schedule RC-G)	2930	2,608,898	20

21. Total liabilities (sum of items 13 through 20)	2948	115,585,763	21

22. Minority interest in consolidated subsidiaries	3000	967,600	22

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	3838	0	23

24. Common stock	3230	21,600	24

25. Surplus (exclude all surplus related to preferred stock)	3839	3,245,229	25

26. a. Retained earnings	3632	5,755,540	26.a

b. Accumulated other comprehensive income (5)	B530	713,062	26.b

27. Other equity capital components (6)	A130	0	27
28. Total equity capital (sum of items 23 through 27)	3210	9,735,431	28

29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)	3300	126,288,794	29

Memorandum To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003
	RCFD	Number

	6724	N/A	M.1

1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5.=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

2=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	6=	Review of the bank’s financial statements by external auditors
		7=	Compilation of the bank’s financial statements by external auditors

3=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8=	Other audit procedures (excluding tax preparation work)

4=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)	9=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)